Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264219 on Form S-1 of our report dated April 8, 2022 (May 3, 2022 as to the effects of the stock split as described in Note 13), relating to the financial statements of Intrinsic Medicine, Inc. (formerly Lupa Bio, Inc.). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

May 3, 2022